UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): September 9, 2015

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)
(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Forms of Grant Agreements
On September 9, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of CDK Global, Inc. (the “Registrant”) adopted forms of agreements to be used to evidence certain stock option, restricted unit, restricted stock and performance stock unit grants made to our executive officers, including our named executive officers, pursuant to the 2014 Omnibus Award Plan (the “2014 Plan”) and the UK Tax Advantaged Sub-Plan to the 2014 Plan (the “UK Sub-Plan”). The 2014 Plan and the UK Sub-Plan have been filed as exhibits to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The forms of: (i) stock option grant agreement; (ii) UK Sub-Plan stock option grant agreement; (iii) restricted unit award agreement; (iv) restricted stock award agreement; and (v) performance stock unit award agreement are attached as Exhibits 10.1, 10.2. 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.
Change in Control Severance Plan
On September 9, 2015, following the adoption of the forms of grant agreements described above, the Board of Directors of the Registrant, upon recommendation of the Committee, adopted an Amended and Restated Change in Control Severance Plan for Corporate Officers (the “Severance Plan”), which amends and restates the Registrant’s existing Change in Control Severance Plan for Corporate Officers. The Severance Plan now provides, among other things, that (defined terms used, but not defined below, have the meaning ascribed to such terms in the Severance Plan):

(i)
Severance payments, when payable pursuant to the Severance Plan, will be equal to 200% (or in the case of the Registrant’s chief executive officer, 250%) of the Participant’s Current Total Annual Compensation;

(ii)
A pro-rata bonus, when payable pursuant to the Severance Plan, will be paid in an amount equal to a pro-rata portion of the Participant’s target annual cash bonus opportunity for the fiscal year in which the Participant’s Qualifying Termination occurs, determined by multiplying the amount of such target annual cash bonus opportunity by a fraction, the numerator of which is the number of days during the fiscal year of the Qualifying Termination that the Participant is employed by the Registrant and the denominator of which is 365;

(iii)
A medical benefit payment, when payable pursuant to the Severance Plan, will be paid in an amount equal to the amount of the Registrant’s portion of 12 months’ of medical insurance premiums with respect to the Participant at the same rate that the Registrant paid immediately prior to the Participant’s Qualifying Termination;

(iv)
As additional consideration for the Severance Benefit (and additional benefits) provided under the Severance Plan, each Participant agrees to and/or reaffirms the restrictive covenants contained in the Registrant’s Restrictive Covenant Agreement entered into between the Participant and the Registrant prior to the date of the Severance Plan or effective upon the Participant becoming subject to the Severance Plan;

(v)
the Committee shall enforce the Severance Plan in accordance with its terms and shall not have administrative discretion to vary the terms of the Severance Plan or a Participant’s rights under the Severance Plan; and

(vi)
The Registrant intends that the Severance Plan and all benefits provided thereunder either comply with, or be exempt from, Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder.

The foregoing summary of certain provisions of the Severance Plan is not meant to be complete or exhaustive and is qualified in its entirety be reference to the Severance Plan, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Form of Stock Option Grant Agreement
10.2	Form of UK Sub-Plan Stock Option Grant Agreement
10.3	Form of Restricted Unit Award Agreement
10.4	Form of Restricted Stock Award Agreement
10.5	Form of Performance Stock Unit Award Agreement
10.6	Amended and Restated Change in Control Severance Plan for Corporate Officers

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2015	CDK Global, Inc.
	By:	/s/ ALFRED A. NIETZEL Alfred A. Nietzel Vice President, Chief Financial Officer

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